Exhibit 4.6

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), entered into and effective as of July 14, 2014, is made to that certain Registration Rights Agreement, dated as of August 8, 2013 (the “Registration Rights Agreement”), by and among Jason Industries, Inc. (formerly known as Quinpario Acquisition Corp.), a Delaware corporation (the “Company”), Quinpario Partners I, LLC, a Delaware limited liability company (“Sponsor”) and the other undersigned parties listed under Holders on the signature page hereto and thereto and any other person that becomes a party hereto and thereto pursuant to Section 5.2 of the Registration Rights Agreement (together with the Sponsor, each a “Holder and collectively, the “Holders”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Registration Rights Agreement.

WITNESSETH

WHEREAS, pursuant to the Registration Rights Agreement, the Company granted the Holders certain registration rights with respect to the Registrable Securities;

WHEREAS, the Company and the Holders desire to amend the Registration Rights Agreement to remove certain ambiguity and clarify the intent of the Registration Rights Agreement; and

WHEREAS, pursuant to Section 5.5 of the Registration Rights Agreement, the Registration Rights Agreement may only be amended or modified by written consent of the Company and a majority in interest of the Registrable Securities.

NOW, THEREFORE, in exchange for good and valuable consideration including, without limitation, the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holders hereby agree as follows:

1. Amendment to Section 2.4. Section 2.4 of the Registration Rights Agreement is hereby amended to delete the last sentence thereof in its entirety.

2. Acknowledgement. The parties hereto and thereto acknowledge that except for the amendment expressly set forth in this Amendment, all other terms and conditions of the Registration Rights Agreement shall be unaffected hereby and remain in full force and effect, including, without limitation, the terms of the Founder Lock-Up Period and Placement Unit Lock-Up Period. The parties hereby reaffirm, ratify and confirm their respective obligations, covenants and agreements under the Registration Rights Agreement.

3. Miscellaneous.

3.1 This Amendment may be executed and delivered (including by facsimile or .pdf transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

3.2 To the extent that any provision of the Registration Rights Agreement needs to be waived or amended in order to allow the amendment made herein to be effective, such provisions are hereby waived and/or amended to the extent necessary to allow for the amendment made herein to be effective.

3.3 This Amendment and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such state, without giving effect to the choice or conflict of law principles thereof.

3.4 On or after the date of this Amendment, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Registration Rights Agreement shall mean and be a reference to the Registration Rights Agreement as amended by this Amendment, and this Amendment shall be deemed to be a part of the Registration Rights Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

JASON INDUSTRIES, INC.

By:	/s/ David C. Westgate
Name: David C. Westgate
Title: Chief Executive Officer

HOLDERS:

QUINPARIO PARTNERS I, LLC

By: Quinpario Partners LLC, its managing member

By:	/s/ Jeffry N. Quinn
Name: Jeffry N. Quinn
Title: Managing Member

/s/ James P. Heffernan
JAMES P. HEFFERNAN

/s/ Edgar G. Hotard
EDGAR G. HOTARD

/s/ Walter Thomas Jagodinski
WALTER THOMAS JAGODINSKI

/s/ Dr. James Rutledge
DR. JAMES RUTLEDGE

/s/ Ilan Kaufthal
ILAN KAUFTHAL

/s/ Richa Bansal
RICHA BANSAL

/s/ Carman Diebold
CARMAN DIEBOLD

/s/ Ashish Gupta
ASHISH GUPTA

/s/ Michael C. Krull
MICHAEL C. KRULL

/s/ Kerry L. Merryman
KERRY L. MERRYMAN

/s/ Elizabeth A. Reid
ELIZABETH A. REID